Exhibit 99(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act
and Section 906 of the Sarbanes-Oxley Act

I, Jonathan L. Steinberg, President of WisdomTree Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 4, 2026	/s/ Jonathan L. Steinberg
Jonathan L. Steinberg, President
(principal executive officer)

I, David Castano, Treasurer of the WisdomTree Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 4, 2026	/s/ David Castano
David Castano, Treasurer
(principal financial officer)